Exhibit 99.3

Execution Copy

4 March 2025

FRESENIUS SE & CO. KGAA

as Seller
and

BOFA SECURITIES EUROPE SA

GOLDMAN SACHS BANK EUROPE SE

as Joint Global Coordinators and Joint Bookrunners
and

BNP PARIBAS

DEUTSCHE BANK AKTIENGESELLSCHAFT

as Joint Bookrunners
and

BANCO SANTANDER, S.A.

as Co-Lead Manager

PRICING AGREEMENT

relating to 10,600,000 ordinary bearer shares in
Fresenius Medical Care AG
ISIN DE0005785802

Ref: L-352891

Linklaters LLP

THIS PRICING AGREEMENT (the “Pricing Agreement”) is made on 4 March 2025 between:

(1)	Fresenius SE & Co. KGaA, Else-Kröner-Str. 1, 61352 Bad Homburg vor der Höhe, Federal Republic of Germany (the “Seller”);

(2)	BofA Securities Europe SA, 51 rue La Boétie, 75008 Paris, France (“BofA”);

(3)	Goldman Sachs Bank Europe SE, Marienturm, Taunusanlage 9-10, 60329 Frankfurt am Main, Federal Republic of Germany (“Goldman Sachs”, and together with BofA, the “Joint Global Coordinators”);

(4)	BNP PARIBAS, 16, boulevard des Italiens, 75009 Paris, France (“BNP”);

(5)
Deutsche Bank Aktiengesellschaft, Taunusanlage 12, 60325 Frankfurt am Main, Federal Republic of Germany (“Deutsche Bank”, and together with the Joint Global Coordinators and BNP, the “Joint Bookrunners”); and

(6)
Banco Santander, S.A., Paseo de Pereda 9-12, 39004 Santander, Spain (“Santander” or the “Co-Lead Manager”, and the Co-Lead Manager together with the Joint Bookrunners the “Managers” and each a “Manager”, and the Seller and the Managers each a “Party” and together the “Parties”).

RECITAL

Further to the share purchase agreement between the Seller and the Managers, dated 3 March 2025 (the “Share Purchase Agreement”), it is hereby agreed as follows:

1	Determinations

1.1	Number of Placement Shares

The number of Placement Shares shall be 10,600,000.

1.2	Placement Price

The Placement Price at which the Placement Shares shall be sold to investors shall be EUR 44.50 per Placement Share.

1.3	Gross Placement Proceeds

The Gross Placement Proceeds amount to EUR 471,700,000.

1.4	Trade Date, Closing Date

1.4.1	The Trade Date is 4 March 2025 (T0).

1.4.2	The Closing Date shall be 6 March 2025 (T+2).

2	Definitions

Terms defined in the Share Purchase Agreement shall have the same meaning in this Pricing Agreement unless otherwise defined herein.

3	Seller’s Representations and Warranties

The Seller confirms, represents and warrants by way of an independent guarantee and irrespective of negligence (selbständiges verschuldensunabhängiges Garantie-ver-sprechen),

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the accuracy of the representations and warranties set forth in Clause 4 of the Share Purchase Agreement as of the time of this Pricing Agreement.

4	Pricing Agreement

The Seller and the Managers each acknowledge and agree that this Pricing Agreement forms part of and shall be read in conjunction with the Share Purchase Agreement.

5	Miscellaneous

5.1	This Pricing Agreement shall be governed by, and construed in accordance with, the laws of Germany.

5.2	Any non-contractual rights and obligations arising out of or in connection with this Pricing Agreement shall also be governed by the laws of Germany.

5.3	Place of performance is Frankfurt am Main, Germany.

5.4
Any action or other legal proceedings (the “Proceedings”) arising out of or in connection with this Pricing Agreement shall be brought in the District Court (Landgericht) in Frankfurt am Main, Germany. Nothing contained herein shall limit the right of any party hereto to take Proceedings against any other party hereto in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

5.5	Any provision of this Pricing Agreement, including this Clause 5.5, may be amended or supplemented only if the Seller and the Managers so agree in writing.

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Signature Page to the
Pricing Agreement

This Pricing Agreement has been entered into on the date first above written.

FRESENIUS SE & CO. KGAA
represented by FRESENIUS MANAGEMENT SE, its general partner

/s/ Sara Hennicken	/s/ Thomas Neidert
By: Sara Hennicken, CFO	By: Thomas Neidert, SVP Global Treasury

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Signature Page to the
Pricing Agreement

This Pricing Agreement has been entered into on the date first above written.

BOFA SECURITIES EUROPE SA

/s/ Jerome Renard
By: Jerome Renard, Head of EU ECM

GOLDMAN SACHS BANK EUROPE SE

/s/ Jens Hofmann	/s/ Philipp Suess
By: Jens Hofmann, Managing Director	By: Philipp Suess, Managing Director

BNP PARIBAS

/s/ Carsten Schwefer	/s/ Thierry Petit
By: Carsten Schwefer, Managing Director	By: Thierry Petit, Managing Director

DEUTSCHE BANK AKTIENGESELLSCHAFT

/s/ Heiko Leopold	/s/ Rico Pedrett
By: Heiko Leopold	By: Rico Pedrett

BANCO SANTANDER, S.A.

/s/ Javier Mata	/s/ Pablo Mateo
By: Javier Mata	By: Pablo Mateo

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